EXHIBIT 99.1

Contact:    Joe Schierhorn, Chief Financial Officer

          (907) 261-3308

NEWS RELEASE

Chris Knudson, COO for Northrim BanCorp, Inc. Resigns Positions Due to Disability

Joe Schierhorn Elevated to Replace Knudson

ANCHORAGE, AK—August 21, 2013,—Northrim BanCorp, Inc. (NASDAQ: NRIM, the “Company”) today announced that Christopher J. Knudson has resigned his position as Executive Vice President and Chief Operating Officer (COO) of the Company and of Northrim Bank (the “Bank”) due to disabling health issues, effective August 16, 2013.

“Chris has been a vital part of our management team since Northrim was founded, and we are deeply grateful for his service to our company and our community,” said Marc Langland, Northrim’s Chairman, President and Chief Executive Officer. “For over 22 years, Chris has brought to us a profound understanding of banking along with his quick intelligence and deep compassion.”

Joe Schierhorn, the Executive Vice President and Chief Financial Officer for the Company and the Bank will assume the COO role and continue his responsibilities as Chief Financial Officer for the Company and the Bank, effective immediately.    “Mr. Schierhorn has assembled a very capable team to help him oversee the operations of the Bank, and we have great confidence in his leadership capabilities,” said Joe Beedle, President and Chief Executive Officer of the Bank.

To assist Mr. Schierhorn in his expanded responsibilities, the following three managers are being promoted to Administrative Senior Vice President status and will report to Mr. Schierhorn:

Audrey Amundson; Administrative SVP – Planning and Organizational Development.  In addition to Accounting Management and Budgeting, she will assume reporting responsibility for Human Resources, Risk Management, Security, and Investment Underwriting.

Lynn Wolfe; Administrative SVP – Operations and Branch Administration.   In addition to Loan Processing/Servicing and Item Processing, she will assume reporting for Branch Administration, Electronic Banking and Facilities.

Benjamin Craig; Administrative SVP – Chief Technology Officer.  In addition to overseeing systems/network infrastructure and information technology security/risk management, he will assume responsibility for business analytics and core applications.

About Northrim BanCorp

Northrim BanCorp, Inc. is the parent company of Northrim Bank, an Alaska-based community bank with ten branches in Anchorage, the Matanuska Valley, and Fairbanks serving 70% of Alaska’s population; and an asset based lending division in Washington. The Bank differentiates itself with its detailed knowledge of Alaska’s economy and its “Customer First Service” philosophy. Affiliated companies include Elliott Cove

Chris Knuson, COO of Northrim Bancorp, Inc. Resigns Due to Disability

August 21, 2013

Insurance Agency, LLC; Elliott Cove Capital Management, LLC; Residential Mortgage, LLC; Northrim Benefits Group, LLC; and Pacific Wealth Advisors, LLC.

www.northrim.com

This release may contain “forward-looking statements” as that term is defined for purposes of Section 21D of the Securities and Exchange Act. These statements are, in effect, management’s attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim or management, are intended to help identify forward-looking statements. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Our actual results may differ materially and adversely from our expectations as indicated in the forward-looking statements. These risks and uncertainties include our ability to maintain strong asset quality and to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies. Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets. In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and from time to time are disclosed in our other filings with the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.

Transmitted on Globe Newswire on August 21, 2013 at 5:00 p.m. Alaska Time.